UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

IMPSAT FIBER NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29085	52-1910372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Elvira Rawson de Dellepiane 150

Piso 8, C1107BCA

Buenos Aires, Argentina

(Address of principal executive offices)

(Zip Code)

(5411) 5170-0000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

IMPSAT Fiber Networks, Inc. (the “Corporation”) has been informed by Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and WRH Partners Global Securities, L.P. (“Huff”), both affiliates of the Corporation, that, on November 18, 2004, pursuant to a bidding procedure and directly or through one of more of their respective affiliates, they acquired from Nortel Networks Limited (“Nortel”) all of the following outstanding loans and securities:

•	$35,040,000 principal amount of term loans borrowed by the Corporation’s Argentine subsidiary, IMPSAT S.A. (“IMPSAT Argentina), under the Amended and Restated Financing Agreement dated as of March 25, 2003 by and among IMPSAT Argentina, as Borrower, Nortel, as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, and the lenders party thereto from time to time;

•	$3,713,000 principal amount of term loans borrowed by IMPSAT Argentina under the Financing Agreement dated as of March 25, 2003 by and between IMPSAT Argentina, as Borrower, and Nortel, as Lender;

•	$91,200,000 principal amount of term loans borrowed by the Corporation’s Brazilian subsidiary, IMPSAT Comunicacoes, Ltda. (“IMPSAT Brazil”), under the Amended and Restated Financing Agreement dated as of March 25, 2003 by and between IMPSAT Brazil, as Borrower, Nortel, as Administrative Agent and Collateral Agent, and the lenders party thereto from time to time; and

•	$17,627,000 original principal amount of Series B 6% Senior Guaranteed Convertible Notes due 2011 issued by the Corporation under the Senior Guaranteed Notes Indenture dated as of March 25, 2003 among the Corporation, as Issuer, IMPSAT Argentina, as Guarantor, and The Bank of New York, as Trustee, Registrar, Paying Agent and Conversion Agent.

The Corporation expects that Morgan Stanley and Huff have amended (or in due course will amend) their respective Schedules 13D on file with the Securities and Exchange Commission with additional information regarding the terms of these transactions with Nortel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPSAT FIBER NETWORKS, INC.
(Registrant)

Date: November 23, 2004	By:	/s/ Héctor Alonso
Héctor Alonso
Executive Vice President and Chief Financial Officer